ONE PRICE CLOTHING STORES, INC. AND
SUBSIDIARY

EXHIBIT 23(b) - CONSENT OF DELOITTE &
TOUCHE LLP, INDEPENDENT ACCOUNTANTS








We consent to the incorporation by
reference in the Registration Statement
(Form S-8) pertaining to the One Price
Clothing Stores, Inc. Director Stock
Option Plan of our report dated February
10, 1995 (February 28, 1995 as to Note B) with respect to the consolidated financial statements and schedules of One Price
Clothing Stores, Inc. and subsidiary in
Form 10-K for the year ended December 31, 1994.



DELOITTE & TOUCHE LLP

Greenville, South Carolina
August 11, 1995